UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2014

Applied DNA Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-240- 8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities

On September 11, 2014,  Applied DNA Sciences, Inc. (the “Company”) issued and sold promissory notes (the “Notes”) in the aggregate principal amount of $1,800,000 and bearing interest at a rate of 12.5% per annum to Dr. James A. Hayward, its President, Chairman and Chief Executive Officer (in the amount of $1,000,000), and another individual (in the amount of $800,000), both of whom are “accredited investors” as defined in regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes have a ten month maturity. Interest may be payable in cash or in shares of the Company’s Common Stock, $.001 par value (“Common Stock”), at the option of the holders of the Notes.  The Notes may be prepaid, with the written consent of the holder(s) of any Senior Indebtedness, in whole or in part, at any time, subject to certain prepayment penalties. Upon an event of default, the Notes and all accrued interest thereon shall automatically convert into Common Stock at the closing price of the Common Stock on the date of issuance of the Notes. In the event of a consolidation or merger with another corporation in which the Company does not survive, the Notes shall be paid in full.

The foregoing summary of the terms of the Notes is qualified in its entirety by reference to the full text of the form of Promissory Note which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The issuance of the Notes was completed in reliance upon the exemption from registration provided for by Section 4(a)(2) of the Securities Act and by Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

  (d) Exhibits

10.1           Form of Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: September 17, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Promissory Note